UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 28, 2005

(Date of earliest event reported)

California Micro Devices Corporation

(Exact name of registrant as specified in its charter)

California	000-15449	94-2672609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 N. McCarthy Blvd., Suite 100 Milpitas, California 90535

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 263-3214

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On April 28, 2005, Registrant was notified by E & H Smith Limited Partnership, a Arizona limited partnership (“E&H”), that E&H was terminating their Purchase Agreement (the “Agreement”) concerning certain real property owned by Registrant located in Tempe, Arizona which Registrant had used as a wafer fabrication facility. The Agreement was described in a Current Report on Form 8-K dated April 5, 2005, which was filed with the SEC on April 8, 2005, which description is hereby incorporated by reference. The Agreement had provided for a twenty-five day approval period during which E&H was to conduct an evaluation of the property and had the right to terminate the Agreement without any cost to E&H should E&H not find the property acceptable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 3, 2005.

CALIFORNIA MICRO DEVICES CORPORATION

By	/s/ Robert V. Dickinson
Robert V. Dickinson
President and Chief Executive Officer